UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

INTUITIVE SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 8, 2013, the Compensation Committee of the Board of Directors of Intuitive Surgical, Inc. (the “Company”) approved the following stock option grants to the Company’s named executive officers (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 6, 2013) pursuant to the Company’s 2010 Incentive Award Plan, with a grant date of August 15, 2013. The shares subject to the option grants vest according to the following schedule: 14.583% of the total number of shares subject to the options shall vest on September 15, 2013, and 1/48th of the total number of shares subject to the options shall vest monthly thereafter, such that the options shall be 100% vested on the date that is 42 months from the grant date, subject to the executive remaining in service with the Company through each vesting date. The exercise price per share will be the closing price of the Company’s stock on The Nasdaq Stock Market on the grant date.

Named Executive Officer	Number of Shares Subject to Grant
Gary S. Guthart, Ph.D.	7,500
Jerome J. McNamara	7,000
Marshall L. Mohr	6,000
Mark J. Meltzer	6,000
David J. Rosa	12,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: August 12, 2013	By	/s/ Gary S. Guthart
	Name:	Gary S. Guthart
	Title:	President and Chief Executive Officer